Exhibit 99

News Release	Contact:	Katie Young (Media)
908-520-9948
katherine.young@ngc.com

Randy Sinclair (Investors)
571-835-5513
randy.sinclair@ngc.com
Northrop Grumman Reports Third Quarter 2026 Financial Results
•Book to bill ratio of 1.5x; Net awards of $16 billion
•Backlog increases to $110 billion
•Sales increase 7 percent to $11.1 billion
•Operating margin rate of 11.4 percent, Segment operating margin rate1 of 12.1 percent
•Diluted earnings per share (EPS) of $7.89
•Company raises 2026 guidance for key financial metrics:
◦Segment operating income1 increased by $65 million at the midpoint
◦MTM-adjusted EPS1 increased by $0.70 at the midpoint

FALLS CHURCH, Va. – October 20, 2026 – Northrop Grumman Corporation (NYSE: NOC) reported third quarter 2026 sales increased 7 percent to $11.1 billion, as compared with $10.4 billion in the third quarter of 2025. Third quarter sales reflect continued strong demand for our global capabilities. Third quarter 2026 net earnings totaled $1.1 billion, or $7.89 per diluted share, as compared with $1.1 billion, or $7.67 per diluted share, in the third quarter of 2025.
“In a complex world with the growing need for solutions that scale and perform, our customers continue to turn to Northrop Grumman, and we are delivering with urgency and innovation. Our investments provide the capacity necessary to deliver durable growth as we expand our product offerings and scale our operations,” said Kathy Warden, chair, chief executive officer and president. “I’m confident our new record backlog, well-positioned portfolio and investments, and industry-leading performance will continue to drive sales and earnings growth as reflected in our 2027 outlook.”

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2026 Financial Results	2

Consolidated Operating Results and Cash Flows

	Three Months Ended September 30			Nine Months Ended September 30
$ in millions, except per share amounts	2026	2025	Change	2026	2025	Change
Sales
Aeronautics Systems	$3,575	$3,142	14%	$10,377	$9,070	14%
Defense Systems	2,307	2,059	12%	6,299	5,855	8%
Mission Systems	3,155	3,093	2%	9,266	9,057	2%
Space Systems	2,749	2,698	2%	7,982	7,912	1%
Intersegment eliminations	(664)	(569)		(2,045)	(1,652)
Total sales	11,122	10,423	7%	31,879	30,242	5%
Operating income
Aeronautics Systems	377	305	24%	1,044	443	136%
Defense Systems	250	234	7%	590	666	(11)%
Mission Systems	500	515	(3)%	1,434	1,317	9%
Space Systems	312	298	5%	783	861	(9)%
Intersegment eliminations	(94)	(75)		(276)	(223)
Segment operating income[1]	1,345	1,277	5%	3,575	3,064	17%
Segment operating margin rate[1]	12.1%	12.3%	(20) bps	11.2%	10.1%	110 bps
FAS/CAS operating adjustment	15	67	(78)%	29	193	(85)%
Unallocated corporate expense:
Gain on sale of training services business	—	—	NM	—	231	NM
Training services divestiture – unallowable state taxes and transaction costs	—	—	NM	—	(20)	NM
Intangible asset amortization and PP&E step-up depreciation	(13)	(21)	(38)%	(51)	(63)	(19)%
Other unallocated corporate expense	(78)	(81)	(4)%	(199)	(165)	21%
Unallocated corporate expense	(91)	(102)	(11)%	(250)	(17)	1,371%
Total operating income	$1,269	$1,242	2%	$3,354	$3,240	4%
Operating margin rate	11.4%	11.9%	(50) bps	10.5%	10.7%	(20) bps
Interest expense	(158)	(161)	(2)%	(481)	(490)	(2)%
Non-operating FAS pension benefit	167	136	23%	499	403	24%
Other, net	20	106	(81)%	124	175	(29)%
Earnings before income taxes	1,298	1,323	(2)%	3,496	3,328	5%
Federal and foreign income tax expense	174	223	(22)%	403	573	(30)%
Effective income tax rate	13.4%	16.9%	(350) bps	11.5%	17.2%	(570) bps
Net earnings	$1,124	$1,100	2%	$3,093	$2,755	12%
Diluted earnings per share	7.89	7.67	3%	21.72	19.12	14%
Weighted-average diluted shares outstanding, in millions	142.4	143.5	(1)%	142.4	144.1	(1)%
Net cash provided by operating activities	$1,745	$1,557	12%	$1,369	$860	59%
Capital expenditures	(306)	(301)	2%	(775)	(788)	(2)%
Proceeds from sale of equipment to a customer	371	—	NM	371	—	NM
Adjusted free cash flow[1]	$1,810	$1,256	44%	$965	$72	1,240%

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2026 Financial Results	3

Sales
Third quarter 2026 sales increased $699 million, or 7 percent, driven by higher sales at all four sectors, including a 14 percent increase at Aeronautics Systems and a 12 percent increase at Defense Systems. These increases were partially offset by $95 million of higher intercompany eliminations.
Operating Income and Margin Rate
Third quarter 2026 operating income increased $27 million, or 2 percent, primarily due to $68 million of higher segment operating income1, partially offset by a $52 million decrease in the FAS/CAS operating adjustment. Operating margin rate declined to 11.4 percent from 11.9 percent principally due to the decrease in the FAS/CAS operating adjustment.
Segment Operating Income and Margin Rate1
Third quarter 2026 segment operating income1 increased $68 million, or 5 percent, primarily due to $72 million of higher operating income at Aeronautics Systems. Third quarter 2026 segment operating margin rate1 of 12.1 percent reflects strong program performance and higher operating margin rates at Aeronautics Systems and Space Systems. Segment operating margin rate1 decreased from 12.3 percent in the third quarter of 2025 principally due to a prior year $68 million favorable EAC adjustment in the restricted advanced microelectronics portfolio at Mission Systems.
Federal and Foreign Income Taxes
Third quarter 2026 income tax expense decreased $49 million, or 22 percent, due to a lower effective tax rate (ETR) and $25 million of lower earnings before income taxes. The third quarter 2026 ETR decreased to 13.4 percent from 16.9 percent principally due to higher research credits.
Net Earnings
Third quarter 2026 net earnings increased $24 million, or 2 percent, primarily due to a $49 million decrease in income tax expense, a $31 million increase in the non-operating FAS pension benefit and a $27 million increase in operating income, partially offset by an $86 million decrease in Other, net largely driven by favorable returns on marketable securities in the prior year.
Cash Flows
Third quarter 2026 net cash provided by operating activities increased $188 million, or 12 percent, primarily due to improved trade working capital. Third quarter 2026 adjusted free cash flow1 increased $554 million, or 44 percent, due to proceeds received in connection with the sale of equipment to a customer and higher net cash provided by operating activities.
Awards and Backlog
Third quarter 2026 net awards totaled $16.4 billion, and backlog totaled $109.6 billion. Significant third quarter new awards include $4.6 billion for restricted programs (primarily at Aeronautics Systems, Space Systems, and Mission Systems), $2.0 billion for Sentinel, $1.4 billion for Virginia Class submarines, $1.3 billion for F-35 at Aeronautics Systems, and $1.0 billion for E-2.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2026 Financial Results	4

Segment Operating Results

AERONAUTICS SYSTEMS	Three Months Ended September 30		%	Nine Months Ended September 30		%
$ in millions	2026	2025	Change	2026	2025	Change
Sales	$3,575	$3,142	14%	$10,377	$9,070	14%
Operating income	377	305	24%	1,044	443	136%
Operating margin rate	10.5%	9.7%		10.1%	4.9%
Sales
Third quarter 2026 sales increased $433 million, or 14 percent, primarily due to a $195 million increase on F-35 driven by the timing of material costs on production lots and increased sustainment volume, higher B-21 sales and an increase in B-2 sustainment volume.
Operating Income
Third quarter 2026 operating income increased $72 million, or 24 percent, due to higher sales and a higher operating margin rate. Operating margin rate increased to 10.5 percent from 9.7 percent primarily due to higher net contract margin adjustments, including on certain mature production and sustainment programs.

DEFENSE SYSTEMS	Three Months Ended September 30		%	Nine Months Ended September 30		%
$ in millions	2026	2025	Change	2026	2025	Change
Sales	$2,307	$2,059	12%	$6,299	$5,855	8%
Less: Training services sales	—	—		—	(112)
Organic sales[1]	$2,307	$2,059	12%	$6,299	$5,743	10%

Operating income	$250	$234	7%	$590	$666	(11)%
Operating margin rate	10.8%	11.4%		9.4%	11.4%
Sales
Third quarter 2026 sales increased $248 million, or 12 percent, primarily due to a $180 million increase on Sentinel as the program continues to ramp, higher volume on the Guided Multiple Launch Rocket System Extended Range (GMLRS ER) program due to the timing of awards, and higher volume on various tactical solid rocket motor programs. These increases were partially offset by lower volume on armament programs, primarily on certain military ammunition programs.
Operating Income
Third quarter 2026 operating income increased $16 million, or 7 percent, primarily due to higher sales, partially offset by a lower operating margin rate. Operating margin rate decreased to 10.8 percent from 11.4 percent, primarily due to changes in contract mix toward more cost-type content.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2026 Financial Results	5

MISSION SYSTEMS	Three Months Ended September 30		%	Nine Months Ended September 30		%
$ in millions	2026	2025	Change	2026	2025	Change
Sales	$3,155	$3,093	2%	$9,266	$9,057	2%
Operating income	500	515	(3)%	1,434	1,317	9%
Operating margin rate	15.8%	16.7%		15.5%	14.5%
Sales
Third quarter 2026 sales increased $62 million, or 2 percent, primarily due to ramp-up on restricted airborne radar programs and higher volume on marine systems programs. These increases were partially offset by lower volume on restricted advanced microelectronics programs.
Operating Income
Third quarter 2026 operating income decreased $15 million, or 3 percent, primarily due to a lower operating margin rate, partially offset by higher sales. Third quarter 2026 operating margin rate of 15.8 percent reflects strong program performance on marine systems and restricted airborne radar programs. Operating margin rate decreased from 16.7 percent in the third quarter of 2025 due, in part, to a prior year $68 million favorable EAC adjustment in the restricted advanced microelectronics portfolio.

SPACE SYSTEMS	Three Months Ended September 30		%	Nine Months Ended September 30		%
$ in millions	2026	2025	Change	2026	2025	Change
Sales	$2,749	$2,698	2%	$7,982	$7,912	1%
Operating income	312	298	5%	783	861	(9)%
Operating margin rate	11.3%	11.0%		9.8%	10.9%
Sales
Third quarter 2026 sales increased $51 million, or 2 percent, primarily due to ramp-up of programs in the restricted space portfolio, partially offset by $136 million of lower sales on Commercial Resupply Service missions due to launch timing.
Operating Income
Third quarter 2026 operating income increased $14 million, or 5 percent, due to a higher operating margin rate and higher sales. Operating margin rate increased to 11.3 percent from 11.0 percent, primarily due to changes in contract mix toward more fixed-price content.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2026 Financial Results	6

Guidance
    Financial guidance, as well as outlook, trends, expectations and other forward-looking statements provided by the company for 2026 and beyond, reflect the company's judgment based on the information available to the company at the time of this release. The company’s financial guidance and outlook for 2026 and beyond reflect what the company currently anticipates will be the impacts on the company from, among other factors, the global macroeconomic, security, and political/budget environments, including the impacts from inflationary pressures and labor and supply chain challenges; changes in the threat environment; changes in government budget, appropriations and procurement priorities and processes; changes in the regulatory environment, including trade policy; and changes in support for our programs. We are not assuming, and the company’s financial guidance and outlook for 2026 and beyond do not reflect impacts on the company from, a prolonged government shutdown, or application of spending limits or other spending cuts. However, the company cannot predict how these factors will evolve or what impacts they will have, and there can be no assurance that the company’s current expectations or underlying assumptions are correct. These factors can affect the company’s ability to achieve guidance or meet expectations.
For additional factors that may impact the company’s ability to achieve guidance or meet expectations, please see the “Forward-Looking Statements” section in this release and our Form 10-Q.

2026 Guidance
($ in millions, except per share amounts)	As of 10/20/2026
Sales	$43,750 — $44,250
Segment operating income[1]	$4,940 — $5,040
Prior: $4,850 — $5,000
MTM-adjusted EPS[1]	$29.35 — $29.75
Prior: $28.60 — $29.10
Adjusted free cash flow[1]	$3,100 — $3,500

2026 Segment Guidance
As of 10/20/2026
	Sales ($B)	OM Rate %
Aeronautics Systems	~$14	High 9%
Prior: Mid to High 9%
Defense Systems	Mid to High $8	~10%
Mission Systems	High $12	Mid 15%
Prior: ~15%
Space Systems	~$11	Low 10%
Intersegment Eliminations	~($2.7)	Mid 13%

[1]	Non-GAAP measure - see definitions at the end of this earnings release.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2026 Financial Results	7

About Northrop Grumman
Northrop Grumman will webcast its earnings conference call at 9:30 a.m. Eastern Time on October 20, 2026. A live audio broadcast of the conference call will be available on the investor relations page of the company’s website at www.northropgrumman.com.
Northrop Grumman is a leading global aerospace and defense technology company. Our pioneering solutions equip our customers with the capabilities they need to connect and protect the world, and push the boundaries of human exploration across the universe. Driven by a shared purpose to solve our customers’ toughest problems, our employees define possible every day.

###

Forward-Looking Statements and Projections
This earnings release and the information we are incorporating by reference, and statements to be made on the earnings conference call, contain or may contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “anticipate,” “intend,” “may,” “could,” “should,” “plan,” “strategy,” “project,” “forecast,” “achieve,” “believe,” “estimate,” “guidance,” “outlook,” “trends,” “goals,” “confident,” “targeting,” “on track” and similar expressions generally identify these forward-looking statements.
Forward-looking statements include, among other things, statements relating to our future financial condition, results of operations and/or cash flows, including financial guidance, outlook, trends, expectations and other forward-looking statements for 2026 and beyond. Forward-looking statements are based upon assumptions, expectations, plans and projections that we believe to be reasonable when made, but which may change over time. These statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. Specific risks that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include, but are not limited to, those identified and discussed more fully in the section entitled “Risk Factors” in the Form 10-K for the year ended December 31, 2025, and from time to time in our other filings with the Securities and Exchange Commission (SEC). They include:
Industry and Economic Risks
•our dependence on the U.S. government for a substantial portion of our business
•significant delays or reductions in appropriations and/or for our programs, and U.S. government funding and program support more broadly, including as a result of a prolonged continuing resolution and/or government shutdown, and/or related to the global security environment or other global events
•significant delays or reductions in payments as a result of or related to a breach of the debt ceiling or a prolonged government shutdown
•the use of estimates when accounting for our contracts and the effect of contract cost growth and our efforts to recover or offset such costs and/or changes in estimated contract costs and revenues, including as a result of inflationary pressures, labor shortages, supply chain challenges, changes in trade policies and/or other macroeconomic factors, and risks related

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2026 Financial Results	8

to management’s judgments and assumptions in estimating and/or projecting contract revenue and performance which may be inaccurate
•increased competition within our markets and bid protests
•continued pressures from macroeconomic trends, including on costs, schedules, performance and ability to meet expectations
Legal and Regulatory Risks
•investigations, claims, disputes, enforcement actions, litigation (including criminal, civil and administrative) and/or other legal proceedings
•changes in procurement and other laws, SEC, U.S. Department of War (DoW) and other rules and regulations, including changes through executive orders, contract terms and practices applicable to our industry, findings by the U.S. government as to our compliance with such requirements, more aggressive enforcement of such requirements and changes in our customers’ business practices and preferences globally
•the improper conduct of employees, agents, subcontractors, suppliers, business partners or joint ventures in which we participate, including the impact on our reputation and our ability to do business
•environmental matters, unforeseen environmental costs and government and third-party claims
•unanticipated changes in our tax provisions or exposure to additional tax liabilities
Business and Operational Risks
•cyber and other security threats or disruptions faced by us, our customers or our suppliers and other partners, including threats or disruptions from the use of artificial intelligence models capable of exploiting vulnerabilities to conduct or enhance cyber attacks, and changes in related regulations
•the performance and viability of our subcontractors and suppliers and the availability and pricing of raw materials, critical minerals and metals, chemicals, parts and components, particularly with inflationary pressures, increased costs, pricing changes, shortages in labor and financial resources, supply chain disruptions, and extended material lead times
•our ability to attract and retain a qualified and talented workforce with the necessary security clearances to meet our performance obligations
•our exposure to additional risks as a result of our international business, including risks related to global security and strategic alliances, geopolitical and economic factors, misconduct, suppliers, laws and regulations
•our ability to innovate, develop new products and technologies, progress and benefit from digital transformation and maintain technologies to meet the needs of our customers
•natural disasters, epidemics, pandemics and similar outbreaks and other significant disruptions
•products and services we provide related to hazardous and high risk operations, including the production and use of such products, which subject us to various environmental, regulatory, financial, reputational and other risks
•our ability appropriately to protect and exploit intellectual property rights

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2026 Financial Results	9

General and Other Risk Factors
•the adequacy and availability of, and ability to obtain, insurance coverage, customer indemnifications or other liability protections
•the future investment performance of plan assets, gains or losses associated with changes in valuation of marketable securities related to our non-qualified benefit plans, changes in actuarial assumptions associated with our pension and other postretirement benefit plans and legislative or other regulatory actions impacting our pension and postretirement benefit obligations
•changes in business conditions that could impact business investments and/or recorded goodwill or the value of other long-lived assets, and other potential future liabilities
You are urged to consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of forward-looking statements. These forward-looking statements speak only as of the date this earnings release is first issued or, in the case of any document incorporated by reference, the date of that document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
This release and the attachments also contain non-GAAP financial measures. A reconciliation to the nearest GAAP measure and a discussion of the company’s use of these measures are included in this release or the attachments.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2026 Financial Results	10

SCHEDULE 1
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
$ in millions, except per share amounts	2026	2025	2026	2025
Sales
Product	$9,098	$8,369	$25,864	$24,148
Service	2,024	2,054	6,015	6,094
Total sales	11,122	10,423	31,879	30,242
Operating costs and expenses
Product	7,198	6,631	20,786	19,523
Service	1,572	1,565	4,660	4,702
General and administrative expenses	1,083	985	3,079	3,008
Total operating costs and expenses	9,853	9,181	28,525	27,233
Gain on sale of business	—	—	—	231
Operating income	1,269	1,242	3,354	3,240
Other (expense) income
Interest expense	(158)	(161)	(481)	(490)
Non-operating FAS pension benefit	167	136	499	403
Other, net	20	106	124	175
Earnings before income taxes	1,298	1,323	3,496	3,328
Federal and foreign income tax expense	174	223	403	573
Net earnings	$1,124	$1,100	$3,093	$2,755

Basic earnings per share	$7.91	$7.69	$21.77	$19.16
Weighted-average common shares outstanding, in millions	142.1	143.1	142.1	143.8
Diluted earnings per share	$7.89	$7.67	$21.72	$19.12
Weighted-average diluted shares outstanding, in millions	142.4	143.5	142.4	144.1

Net earnings (from above)	$1,124	$1,100	$3,093	$2,755
Other comprehensive income (loss), net of tax
Change in cumulative translation adjustment	2	2	—	11
Change in other, net	—	(1)	(6)	18
Other comprehensive income (loss), net of tax	2	1	(6)	29
Comprehensive income	$1,126	$1,101	$3,087	$2,784

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2026 Financial Results	11

SCHEDULE 2
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

$ in millions, except par value	September 30, 2026	December 31, 2025
Assets
Cash and cash equivalents	$3,744	$4,403
Accounts receivable, net	2,080	1,375
Unbilled receivables, net	7,899	6,544
Inventoried costs, net	1,361	1,309
Prepaid expenses and other current assets	1,893	1,656
Total current assets	16,977	15,287
Property, plant and equipment, net of accumulated depreciation of $10,306 for 2026 and $9,648 for 2025	10,461	10,972
Operating lease right-of-use assets	2,182	1,859
Goodwill	17,440	17,437
Deferred tax assets	488	1,051
Pension and other postretirement benefit plan assets	3,447	3,167
Other non-current assets	1,502	1,604
Total assets	$52,497	$51,377

Liabilities
Trade accounts payable	$3,281	$3,240
Accrued employee compensation	2,039	2,309
Advance payments and billings in excess of costs incurred	3,838	4,086
Other current liabilities	4,595	4,247
Total current liabilities	13,753	13,882
Long-term debt, net of current portion of $764 for 2026 and $534 for 2025	14,433	15,162
Pension and other postretirement benefit plan liabilities	1,076	1,110
Operating lease liabilities	2,202	1,857
Other non-current liabilities	2,350	2,692
Total liabilities	33,814	34,703

Shareholders’ equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $1 par value; 800,000,000 shares authorized; issued and outstanding: 2026—142,064,132 and 2025—141,997,194	142	142
Paid-in capital	63	—
Retained earnings	18,610	16,658
Accumulated other comprehensive loss	(132)	(126)
Total shareholders’ equity	18,683	16,674
Total liabilities and shareholders’ equity	$52,497	$51,377

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2026 Financial Results	12

SCHEDULE 3
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30
$ in millions	2026	2025
Operating activities
Net earnings	$3,093	$2,755
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	1,118	1,066
Stock-based compensation	75	65
Deferred income taxes	651	344
B-21 loss provision	—	477
Gain on sale of business	—	(231)
Net periodic pension and OPB income	(361)	(256)
Pension and OPB contributions	(92)	(94)
Changes in assets and liabilities:
Accounts receivable, net	(705)	(716)
Unbilled receivables, net	(1,177)	(1,240)
Inventoried costs, net	(65)	(179)
Prepaid expenses and other assets	55	(29)
Trade accounts payable	41	203
Advance payments and billings in excess of costs incurred	(248)	(505)
Other liabilities	(868)	(340)
Income taxes payable, net	(125)	(421)
Other operating activities	(23)	(39)
Net cash provided by operating activities	1,369	860

Investing activities
Capital expenditures	(775)	(788)
Proceeds from sale of equipment to a customer	371	—
Proceeds from sale of investment	107	—
Divestiture of training services business	—	333
Other investing activities	(17)	(36)
Net cash used in investing activities	(314)	(491)

Financing activities
Net proceeds from issuance of long-term debt	—	998
Payments of long-term debt	(527)	(1,500)
Common stock repurchases	(68)	(1,168)
Cash dividends paid	(1,035)	(964)
Payments of employee taxes withheld from share-based awards	(58)	(38)
Other financing activities	(26)	(93)
Net cash used in financing activities	(1,714)	(2,765)
Decrease in cash and cash equivalents	(659)	(2,396)
Cash and cash equivalents, beginning of year	4,403	4,353
Cash and cash equivalents, end of period	$3,744	$1,957

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2026 Financial Results	13

SCHEDULE 4
NORTHROP GRUMMAN CORPORATION
TOTAL BACKLOG
(Unaudited)

	September 30, 2026			December 31, 2025	% Change in 2026
$ in millions	Funded[1]	Unfunded	Total Backlog[2]	Total Backlog[2]
Aeronautics Systems	$15,511	$11,288	$26,799	$23,052	16%
Defense Systems	10,294	26,181	36,475	27,796	31%
Mission Systems	14,442	5,533	19,975	18,632	7%
Space Systems	9,848	16,500	26,348	26,201	1%
Total backlog	$50,095	$59,502	$109,597	$95,681	15%

1	Funded backlog represents firm orders for which funding is authorized and appropriated.
2	Total backlog excludes unexercised contract options and indefinite delivery, indefinite quantity (IDIQ) contracts until the time the option or IDIQ task order is exercised or awarded.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2026 Financial Results	14

SCHEDULE 5
NORTHROP GRUMMAN CORPORATION
SUPPLEMENTAL PER SHARE INFORMATION
(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
$ in millions, except per share amounts	2026	2025	2026	2025
Per share impact of total net FAS/CAS pension adjustment
FAS/CAS operating adjustment	$15	$67	$29	$193
Non-operating FAS pension benefit	167	136	499	403
Total net FAS/CAS pension adjustment	182	203	528	596
Tax effect[1]	(46)	(51)	(133)	(150)
After-tax impact	$136	$152	$395	$446
Weighted-average diluted shares outstanding, in millions	142.4	143.5	142.4	144.1
Per share impact	$0.96	$1.06	$2.77	$3.10

Per share impact of intangible asset amortization and PP&E step-up depreciation
Intangible asset amortization and PP&E step-up depreciation	$(13)	$(21)	$(51)	$(63)
Tax effect[1]	3	5	13	16
After-tax impact	$(10)	$(16)	$(38)	$(47)
Weighted-average diluted shares outstanding, in millions	142.4	143.5	142.4	144.1
Per share impact	$(0.07)	$(0.11)	$(0.27)	$(0.33)

1	Based on a 21% federal statutory tax rate and a 5.25% blended state tax rate.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2026 Financial Results	15

Non-GAAP Financial Measures Disclosure: This earnings release contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures, as defined by SEC Regulation G and indicated by a footnote in the text of the release. Definitions for the non-GAAP measures are provided below and reconciliations are provided in the body of the release, except that reconciliations of forward-looking non-GAAP measures are not provided because the company is unable to provide such reconciliations without unreasonable effort due to the uncertainty and inherent difficulty of predicting the occurrence and financial impact of certain items, including, but not limited to, the impact of any mark-to-market pension adjustment. Other companies may define these measures differently or may utilize different non-GAAP measures.
MTM-adjusted EPS: Diluted earnings per share excluding the per share impact of MTM benefit (expense) and related tax impacts. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying financial performance by presenting the company’s diluted earnings per share results before the non-operational impact of pension and OPB actuarial gains and losses.
Segment operating income and segment operating margin rate: Segment operating income and segment operating margin rate (segment operating income divided by sales) reflect the combined operating income of our four segments less the operating income associated with intersegment sales. Segment operating income includes pension expense allocated to our sectors under FAR and CAS and excludes FAS pension service expense and unallocated corporate items. These measures may be useful to investors and other users of our financial statements as supplemental measures in evaluating the financial performance and operational trends of our sectors. These measures should not be considered in isolation or as alternatives to operating results presented in accordance with GAAP.
Organic sales: Total sales excluding sales attributable to the company’s former training services business. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying sales growth as well as in understanding our ongoing business and future sales trends by presenting the company’s sales adjusted for the impact of the divestiture.
Adjusted free cash flow: Net cash provided by or used in operating activities, less capital expenditures, plus proceeds from the sale of equipment to a customer (not otherwise included in net cash provided by or used in operating activities) and the after-tax impact of discretionary pension contributions. Adjusted free cash flow includes proceeds from the sale of equipment to a customer, if any, as such proceeds were generated in a customer sales transaction. It also includes the after-tax impact of discretionary pension contributions, if any, for consistency and comparability of financial performance. This measure may not be defined and calculated by other companies in the same manner. We use adjusted free cash flow as a key factor in our planning for, and consideration of, acquisitions, the payment of dividends and stock repurchases. This non-GAAP measure may be useful to investors and other users of our financial statements as a supplemental measure of our cash performance, but should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating cash flows presented in accordance with GAAP. During the nine months ended September 30, 2026 and 2025, the company made no discretionary pension contributions.

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Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com